CUSIP No. 45928H 10 6	Schedule 13D	Page 14 of 15 Pages
EXHIBIT 1
AGREEMENT AS TO JOINT FILING OF SCHEDULE 13D
     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree that only one statement containing the information required by Schedule 13D and any further amendments thereto need to be filed with respect to the beneficial ownership by each of the undersigned of shares of common stock of International Coal Group, Inc., a Delaware corporation, and further agrees that this Joint Filing Agreement be included as an exhibit to the Schedule 13D provided that, as contemplated by Section 13d-1(k)(1)(ii), no person shall be responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate. This Joint Filing Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.
Dated: November 23, 2005

WL ROSS & CO. LLC
By:	/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.,
its Managing Member

WLR RECOVERY FUND L.P.
By:	WLR Recovery Associates LLC,
its General Partner

By:	/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.,
its Managing Member

WLR RECOVERY FUND II, L.P.
By:	WLR Recovery Associates II LLC,
its General Partner

By:	/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.,
its Managing Member

WLR RECOVERY ASSOCIATES LLC
By:	/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.,
its Managing Member

WLR RECOVERY ASSOCIATES II LLC
By:	/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.,
its Managing Member

/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.